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                                                                    EXHIBIT 99.1

                                  AMBANC CORP.

        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ______________ and _______________, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of AMBANC Corp. held of record by the undersigned on ______________, 1998, at the Special Meeting of Shareholders of AMBANC Corp. to be held on _________, 1998, or any adjournments thereof. The undersigned acknowledges receipt of the Proxy Statement/Prospectus, dated ___________, 1998, relating to the Special Meeting of Shareholders.

   1. Approval of the Agreement and Plan of Merger, dated as of March 31, 1998, by and between AMBANC Corp. and Union Planters Corporation and the related Plan of Merger by and between AMBANC Corp. and Union Planters Holding Corporation, as more fully described in the Proxy
       Statement/Prospectus, dated _________, 1998.

                  [ ]  FOR                   [ ]  AGAINST           [ ]  ABSTAIN

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


       DATED:  ___________________________, 1998


                                    --------------------------------------------
                                                   Signature

                                    --------------------------------------------
                                            Signature, if held jointly

                                    Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person


      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.